                                                           EXHIBIT 23(a)

SUTHERLAND
 ASBILL &                               1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law                        Tel: (202) 383-0100
                                        Fax: (202) 637-3593
                                        www.sablaw.com

                               April 21, 2000

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment No. 5 to the registration statement on Form S-1 for Golden American Life Insurance Company (File No. 333-66745). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth